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                                  EXHIBIT 5(I)

                              AMENDED AND RESTATED
                          INVESTMENT ADVISORY AGREEMENT
                           (INTERNATIONAL EQUITY FUND)

         THIS AGREEMENT is made as of            , 1997 between PACIFIC HORIZON
FUNDS, INC., a Maryland corporation (herein called the "Company"), and Bank of America National Trust and Savings Association (the "Adviser").

         WHEREAS, the Company is registered as an open-end management investment company under the Investment Company Act of 1940, as amended ("1940 Act"); and

                  WHEREAS, the Company desires to retain the Adviser to furnish investment advisory services to the Company's International Equity Fund (the "Fund");

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1.       APPOINTMENT.

                  (a) The Company hereby appoints the Adviser to act as investment adviser to the Fund for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided. The Adviser may, in its discretion, provide such services through its own employees or the employees of one or more affiliated companies that are qualified to act as investment adviser to the Company under applicable law and are under the common control of BankAmerica Corporation provided (i) that all persons, when providing services hereunder, are functioning as part of an organized group of persons, and (ii) that such organized group of persons is managed at all times by authorized officers of the Adviser.

                  (b) In the event that the Company establishes one or more investment portfolios other than the Fund with respect to which it desires to retain the Adviser to act as investment adviser hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services under this Agreement it shall so notify the Company in writing whereupon such investment portfolio shall become a "Fund" hereunder and shall be subject to the provisions of this Agreement to the same extent as the Fund except to the extent that said provisions (including those relating to the compensation payable by the Fund to the Adviser) are modified with respect to such Fund in writing by the Company and the Adviser at the time. The Fund and any additional investment portfolios established hereunder in accordance with this paragraph are sometimes collectively referred to herein as the "Funds" and individually as a "Fund."


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         2.       SERVICES. Subject to the supervision of the Company's Board of
Directors (the "Board"), the Adviser, in consultation with any Sub-Adviser appointed pursuant to Section 3 hereof with respect to a particular Fund, will provide a continuous investment program for each of the Funds, including investment research and management with respect to all securities and investments and cash equivalents in the Funds. The Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Company with respect to each Fund. The Adviser will provide the services under this Agreement in accordance with each Fund's investment objective, policies and restrictions as stated in the Fund's registration statement, as from time to time amended, and resolutions of the Board. The Adviser further agrees that it:

                  (a) Will conform with all applicable rules and regulations of the Securities and Exchange Commission and will in addition conduct is activities under this Agreement in accordance with other applicable law, including but not limited to banking law.

                  (b) Will review, monitor and report to the Board of Directors regarding the performance and investment procedures of any Sub-Adviser (as defined in Section 3 of this Agreement).

                  (c) Will assist and consult with any Sub-Adviser appointed with respect to a particular Fund in connection with that Fund's continuous investment program (as defined in Section 3 of this Agreement).

                  (d) Will place all orders for the purchase and sale of portfolio securities for the account of each Fund with brokers or dealers selected by the Adviser. In executing portfolio transactions and selecting brokers or dealers, the Adviser will use its best efforts to seek on behalf of the Company and each Fund the best overall terms available. In assessing the best overall terms available for any transaction the Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) provided to any Fund and/or other accounts over which the Adviser or any affiliate of the Adviser exercises investment discretion. The Adviser is authorized, subject to the prior approval of the Board, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for any Fund which is in excess of the


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amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of that particular transaction or in terms of the overall responsibilities of the Adviser to the particular Fund and to the Company. No prior approval by the Board, however, shall be required so long as the broker or dealer selected by the Adviser obtains best price and execution on a particular transaction. In no instance will portfolio securities be purchased from or sold to the Adviser, any Sub-Adviser or Concord Holding Corporation, the Company's administrator (the "Administrator"), or an affiliated person of any of them acting as principal or as broker, except as permitted by law. In executing portfolio transactions for any Fund, the Adviser may, but shall not be obligated to, to the extent permitted by applicable laws and regulations, aggregate the securities to be sold or purchased with those of other Funds and its other clients where such aggregation is not inconsistent with the policies set forth in the Company's registration statement. In such event, the Adviser will allocate the securities so purchased or sold, and the expenses incurred in the transaction, in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Funds and such other clients.

         In performing the investment advisory services hereunder, the Adviser is authorized to purchase, sell or otherwise deal with securities or other instruments for which (a) Bank of America National Trust and Savings Association, (b) any affiliate of Bank of America National Trust and Savings Association, (c) an entity in which Bank of America National Trust and Savings Association has a direct or indirect interest, or (d) another member of a syndicate or other intermediary (where an entity referred to in (a), (b) or (c) above was a member of the syndicate), has acted, now acts or in the future will act as an underwriter, syndicate member, market-maker, dealer, broker or in any other similar capacity, whether the purchase, sale or other dealing occurs during the life of the syndicate or after the close of the syndicate, provided such purchase, sale or dealing is permitted under the 1940 Act and the rules thereunder. Insofar as permitted by law any rules of or under applicable law prohibiting or restricting in any way an agent or fiduciary from dealing with itself or from dealing with respect to any matter in which it may or does have a personal interest shall not apply to the Adviser, to the extent its actions are authorized under this paragraph.

                  (e) Will maintain all books and records with respect to the securities transactions for the Funds, keep books of account with respect to such Funds and furnish the Board such periodic special reports as the Board may request.


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                  (f) Will maintain a policy and practice of conducting its
investment advisory operations independently of its commercial banking operations. When the Adviser makes investment recommendations for a Fund, its investment advisory personnel will not inquire or take into consideration whether the issuer of securities proposed for purchase or sale for the Fund's account are customers of its commercial department. In dealing with commercial customers, the Adviser's commercial department will not inquire or take into consideration whether securities of those customers are held by the Funds.

                  (g) Will treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior or present Company shareholders or those persons or entities who respond to inquires concerning investment in the Company, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder or under any other agreement with the Company except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company. Nothing contained herein, however, shall prohibit the Adviser from advertising to or soliciting the public generally with respect to other products or services, including, but not limited to, any advertising or marketing via radio, television, newspapers, magazines or direct mail solicitation, regardless of whether such advertisement or solicitation may coincidentally include prior or present Company shareholders or those persons or entities who have responded to inquiries regarding the Company.

         3. SUB-ADVISER. It is understood that the Adviser may from time to time employ or associate with itself such person or persons as the Adviser believes to be fitted to assist it in the performance of this Agreement (each a "Sub-Adviser"); provided, however, that the compensation of such person or persons shall be paid by the Adviser and that the Adviser shall be as fully responsible to the Company for the acts and omissions of any such person as it is for its own acts and omissions; and provided further, that the retention of any Sub-Adviser shall be approved as may be required by the 1940 Act. In addition, notwithstanding any such employment or association, the Adviser shall itself (a) establish and monitor general investment criteria and policies for the Fund, (b) review and analyze on a periodic basis the Fund's portfolio holdings and transactions in order to determine their appropriateness in light of the Fund's shareholder base, and (c) review and analyze on a periodic basis the policies established by any Sub-Adviser for the Fund with respect to the placement of orders for the purchase and sale of portfolio securities. Additionally, in the event that any Sub-Adviser appointed


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hereunder is terminated, the Adviser may provide investment advisory services pursuant to this Agreement to the Funds without further shareholder approval.

         4. SERVICES NOT EXCLUSIVE. The Adviser will for all purposes herein be deemed to be an independent contractor and will, unless otherwise expressly provided herein or authorized by the Board from time to time, have no authority to act for or represent the Company in any way or otherwise be deemed its agent. The investment management services furnished by the Adviser hereunder are not deemed exclusive, and the Adviser will be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

         5. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Company are the property of the Company and further agrees to surrender promptly to the Company any such records upon the Company's request. The Adviser further agrees to preserve for the periods prescribed by Rule 31a- 2 under the 1940 Act the records required to be maintained by Rule 31-1 under the 1940 Act.

         6. EXPENSES. During the term of this Agreement, the Adviser will pay all expenses incurred by it in connection with its activities under the Agreement other than the cost of securities (including brokerage commissions, if any) purchased for the Company.

         7. COMPENSATION. For the services provided and the expenses assumed pursuant to this Agreement, the Company will pay the Adviser and the Adviser will accept as full compensation therefor a fee, computed daily and paid monthly (in arrears), at an annual rate of .75% of the net assets of the International Equity Fund. Such fee as is attributable to a Fund will be a separate charge to each such Fund and will be the several (and not joint or joint and several) obligation of each such Fund.

         If in any fiscal year the aggregate expenses of any Fund (as defined under the securities regulations of any state having jurisdiction over the Fund) exceed the expense limitations of any such state, the Adviser will reimburse the Fund to the extent necessary to reduce such Fund's expenses below such expense limitation. The obligation of the Adviser to reimburse any Fund hereunder is limited in any fiscal year to the amount of its fee hereunder for such fiscal year with respect to such Fund; provided, however, that notwithstanding the foregoing, the Adviser will reimburse any Fund for excess expenses regardless of the amount of fees paid to it during such fiscal year to the extent that the securities regulations of any state having jurisdiction over the Fund so require. Such expense reimbursement, if any, will be estimated and accrued daily and paid on a monthly basis.


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         8.       LIMITATION OF LIABILITY. Subject to the provisions of Section
3 hereof concerning the Adviser's responsibility for the acts and omissions of persons employed by or associated with the Adviser, the Adviser will not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or negligence on the part of the Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         9. DURATION AND TERMINATION. This Agreement will become effective with respect to the International Equity Fund as of the date first above written, provided that the shareholders of such Fund have previously approved the Agreement in accordance with the requirements of the 1940 Act. This Agreement will become effective with respect to any additional Fund on the date of receipt by the Company of notice from the Adviser in accordance with Section 1(b) hereof that the Adviser is willing to serve as investment adviser with respect to such Fund, provided that this Agreement (as supplemented by the terms specified in any notice and agreement pursuant to Section 1(b) hereof) shall have been approved by the shareholders of such Fund in accordance with the requirements of the 1940 Act.

         Unless sooner terminated as provided herein, this Agreement will continue in effect until October 31, 1997. Thereafter, if not terminated, this Agreement shall continue in effect as to a particular Fund for successive annual periods, provided such continuance is specifically approved at least annually
(a) by the vote of a majority of those members of the Board who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board or by vote of a majority of the outstanding voting securities of such Fund. Notwithstanding the foregoing, this Agreement may be terminated as to any Fund at any time, without the payment of any penalty, by the Company (by vote of the Board or by vote of a majority of the outstanding voting securities of such
Fund), or by the Adviser, on sixty days' written notice. This Agreement will immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning as the meaning of such terms in the 1940 Act.)

         10. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement will be effective as to


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a particular Fund until approved by vote of a majority of the outstanding voting securities of such Fund.

         11. NOTICES. Notices of any kind to be given to the Adviser hereunder by the Company will be in writing and will be duly given if mailed or delivered to the Adviser at 555 South Flower Street, 5th Floor, Los Angeles, California 90071, Attention: Sandra C. Brown, or at such other address or to such individuals as will be so specified by the Adviser to the Company. Notices of any kind to be given to the Company hereunder by the Adviser will be in writing and will be duly given if mailed or delivered to the Company at 3435 Stelzer Road, Columbus, Ohio 43219, Attention: J. David Huber (with a copy to Association of American Universities, One DuPont Circle, Suite 730, Washington, DC 20036, Attention: Cornelius J. Pings, President), or at such other address or to such individual as will be so specified by the Company to the Adviser.

         12. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and will be governed by the internal laws, and not the law of conflicts, of the State of Maryland; provided that nothing herein will be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, as amended, or any rule or regulation of the Securities and Exchange Commission thereunder. This Agreement may be executed in two or more parts which together shall constitute a single Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                 PACIFIC HORIZON FUNDS, INC.

                                 By:
                                     Name: Cornelius J. Pings
                                     Title: President


                                 BANK OF AMERICA NATIONAL TRUST AND
                                 SAVINGS ASSOCIATION


                                 By:
                                     Name: Kirk D. Hartman
                                     Title: Chief Investment Officer


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